UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015

Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)
(858) 202-4500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company's 2015 annual meeting of stockholders (the “Annual Meeting”) was held on May 27, 2015, at which the Company's stockholders voted upon and approved the following proposals:

1.
The election of A. Blaine Bowman, Karin Eastham, CPA, Jay T. Flatley, Jeffrey T. Huber, and William H. Rastetter, Ph.D. to our Board of Directors to hold office for three years until the annual meeting of stockholders in the year 2018;

2.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2016;

3.	On an advisory basis, the compensation paid to the Company's “named executive officers” as disclosed in the Company's Proxy Statement for the Annual Meeting; and

4.	Approval of the Illumina, Inc. 2015 Stock and Incentive Plan.

According to the inspector of election, stockholders present in person or by proxy representing 134,187,534 shares of the Company's common stock voted on the proposals presented as follows:

Proposal 1	Votes regarding the election of four director nominees were:

	For	Against	Abstain	Broker Non-Votes
A. Blaine Bowman	121,931,361	227,618	1,047,994	10,980,561
Karin Eastham, CPA	121,458,925	705,483	1,042,565	10,980,561
Jay T. Flatley	121,855,609	306,577	1,044,787	10,980,561
Jeffrey T. Huber	122,061,676	98,176	1,047,121	10,980,561
William H. Rastetter, Ph.D.	107,238,422	14,083,483	1,885,068	10,980,561

Proposal 2	Votes regarding the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2016, were:

For	Against	Abstain	Broker Non-Votes
132,153,240	445,862	1,588,432	-

Proposal 3	Votes regarding the approval, on an advisory basis, of the compensation paid to the Company's “named executive officers” as disclosed in the Company's Proxy Statement for the Annual Meeting were:

For	Against	Abstain	Broker Non-Votes
119,175,892	2,954,908	1,076,173	10,980,561

Proposal 4	Votes regarding the approval of the Illumina, Inc. 2015 Stock and Incentive Plan were:

For	Against	Abstain	Broker Non-Votes
111,278,726	10,863,341	1,064,906	10,980,561

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	May 29, 2015	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President, General Counsel and Secretary